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                                                                     EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              CARSDIRECT.COM, INC.

                         (Incorporated October 9, 1998)


     CarsDirect.com, Inc. (the "corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law") hereby certifies as follows:

     1. That the corporation was incorporated on October 9, 1998 under the name CarsDirect.com, Inc., pursuant to the General Corporation Law.

     2. Pursuant to Sections 242 and 245 of the General Corporation Law, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the corporation.

     3. The text of the Certificate of Incorporation is hereby restated in its entirety as follows:

     ONE. That the name of the corporation is: CarsDirect.com, Inc.

     TWO. The address of the corporation's registered office in the State of Delaware is 15 East North Street, in the City of Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is Incorporating Services, Ltd.

     THREE. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

     FOUR. The corporation is authorized to issue three classes of stock to be designated, respectively, "Class A Common Stock," "Class B Common Stock" and "Preferred Stock." The total number of shares of Class A Common Stock that the corporation is authorized to issue is 80,000,000 with a par value of $0.001 per share. The total number of shares of Class B Common Stock that the corporation is authorized to issue is 2,050,000, with a par value of $0.001 per share (the Class A Common Stock and Class B Common Stock sometimes collectively referred to herein as "Common Stock"). The total number of shares of Preferred Stock that the corporation is authorized to issue is 57,503,572 with a par value of $0.001 per share, 10,000,000 of which are designated "Series A Preferred Stock," 9,558,572 of which are designated "Series B Preferred Stock," 9,945,000 of which are designated "Series C Preferred Stock," and 28,000,000 of which are designated "Series D Preferred Stock."
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     The remaining shares of Preferred Stock, if any, may be issued from time to time in one or more series. The Board of Directors of the corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares and as may be permitted by the General Corporation Law. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series other than the Series A
Preferred Stock, subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     In addition to any vote required by law, the corporation shall not, without first obtaining the approval of the holders of not less than a majority of the total number of shares of the Class A Common Stock then outstanding and the holders of not less than a majority of the total number of shares of the Class B Common Stock then outstanding, voting as separate classes, effect any increase in the authorized number of shares of Class B Common Stock.

     The corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Class A Common Stock if at any time the number of shares of Class A Common Stock remaining unissued and available for issuance upon conversion of the Preferred Stock and the Class B Common Stock shall not be sufficient to permit conversion of the Preferred Stock and the Class B Common Stock.

     The relative rights, preferences, privileges and restrictions granted to or imposed upon the respective classes and series of the shares of capital stock or the holders thereof are as set forth below.

     Section 1.  Dividends.  The holders of the Series A Preferred Stock, the
     ----------  ---------
Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock shall be entitled to receive, out of any funds legally available therefor, noncumulative dividends in an amount equal to $0.02 per share per annum, $0.08 per annum, $0.19 per annum, and $1.26 per annum respectively, when and if declared by the corporation's board of directors. No dividend shall be paid on the Common Stock in any year, other than dividends payable solely in capital stock, until all dividends for such year have been declared and paid on the Preferred Stock, and no dividends on the Common Stock shall be paid unless the amount of such dividend on the Common Stock is also paid on the Preferred Stock on an as-converted to Common Stock basis. When and as dividends are declared thereon, whether in cash, securities or other property (other than shares of Class A Common Stock), the holders of Class A

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Common Stock and the holders of Class B Common Stock will be entitled to share equally, share for share, in such dividends.

     Section 2.  Liquidation Preference.
     ----------  ----------------------

     (a) In the event of any liquidation, dissolution or winding up of the corporation, prior and in preference to any distribution of any of the assets or funds of the corporation to the holders of the Common Stock by reason of their ownership of such stock, (i) the holders of Series A Preferred Stock shall be entitled to receive for each outstanding share of Series A Preferred Stock then held by them an amount equal to $0.015 plus declared but unpaid dividends on such share (as adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like), (ii) the holders of Series B Preferred Stock shall be entitled to receive for each outstanding share of Series B Preferred Stock then held by them an amount equal to $0.77 plus declared but unpaid dividends on such share (as adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like), (iii) the holders of Series C Preferred Stock shall be entitled to receive for each outstanding share of Series C Preferred Stock then held by them an amount equal to $2.33 plus declared but unpaid dividends on such share (as adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like), and (iv) the holders of Series D Preferred Stock shall be entitled to receive for each outstanding share of Series D Preferred Stock then held by them an amount equal to $15.76 plus declared but unpaid dividends on such share (as adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like). The Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock shall rank on parity as to the receipt of the respective preferential amounts for each such series upon the occurrence of such event. If, upon the occurrence of a liquidation, dissolution or winding up, the assets and funds of the corporation legally available for distribution to stockholders by reason of their ownership of stock of the corporation shall be insufficient to permit the payment to such holders of Preferred Stock of the full aforementioned preferential amount, then the entire assets and funds of the corporation legally available for distribution to stockholders by reason of their ownership of stock of the corporation shall be distributed ratably among the holders of Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

     (b) Upon a liquidation, dissolution or winding up of the corporation, and after payment to the holders of Preferred Stock of the amounts to which they are entitled pursuant to Section 2(a), all assets and funds of the corporation that remain legally available for distribution to stockholders by reason of their ownership of stock of the corporation shall be distributed ratably among the holders of Common Stock and Preferred Stock in proportion to the number of shares of Common Stock held by them or issuable upon the conversion of the Preferred Stock held by them and based on the total number of shares of Common Stock outstanding, or issuable upon conversion of the outstanding Preferred Stock, until such time as each holder of shares of Preferred Stock has received an aggregate liquidation amount under this Section 2(b) equal to 1.5 times the applicable Original Issue Price (as defined in Section 3(a)(i) hereof) (as adjusted for recapitalizations, stock

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combinations, stock dividends, stock splits and the like). Thereafter, all such assets and funds shall be distributed ratably among the holders of Common Stock.

     (c) For the purposes of this Section 2, a liquidation, dissolution or winding up of the corporation shall be deemed to be occasioned by, and to include, the corporation's sale of all or substantially all of its assets or the acquisition of this corporation by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of this corporation for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary, unless the stockholders of this corporation hold at least 50% of the voting power of the surviving or resulting corporation in such a transaction.

     (d) If any of the assets of this corporation are to be distributed under this Section 2, or for any other purpose, in a form other than cash, then the Board of Directors shall be empowered to, and shall promptly determine the value of the assets to be distributed to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Common Stock. This corporation shall, upon receipt of such determination, give prompt written notice of the determination to each holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Common Stock.

     Section 3.  Conversion.
     ----------  ----------

     (a)  Preferred Stock.  The holders of Preferred Stock shall have conversion
          ---------------
rights as follows:

          (i)   Right to Convert.  Each share of Preferred Stock shall be
                ----------------
convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for such Preferred Stock, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing the applicable Original Issue Price of such share of Preferred Stock by the Conversion Price (the "Conversion Price") at the time in effect for a share of such series of Preferred Stock. The Original Issue Price per share of Series A Preferred Stock is $0.015. The Conversion Price per share of Series A Preferred Stock initially shall be $0.015, subject to adjustment from time to time as provided below. The Original Issue Price per share of the Series B Preferred Stock is $0.77. The Conversion Price per share of the Series B Preferred Stock initially shall be $0.77, subject to adjustment from time to time as provided below. The Original Issue Price per share of Series C Preferred Stock is $2.33. The Conversion Price per share of Series C Preferred Stock initially shall be $2.33, subject to adjustment from time to time as provided below. The Original Issue Price per share of the Series D Preferred Stock is $15.76. The Conversion Price per share of Series D Preferred Stock initially shall be $15.76, subject to adjustment from time to time as provided below.

          (ii)  Automatic Conversion.  Each share of Preferred Stock shall
                --------------------
automatically be converted into shares of Class A Common Stock at the then effective Conversion

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Price upon the earlier of (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Class A Common Stock to the public involving gross proceeds to the Company of not less than $20,000,000 at a per share offering price of at least $7.00 (a "Qualified Initial Public Offering") or (ii) the consent of holders of not less than 50% of the then outstanding shares of each series of Preferred Stock.

          (iii) Mechanics of Conversion.  No fractional shares of Class A Common
                -----------------------
Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price of such series of Preferred Stock. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Class A Common Stock pursuant to Section 3(a)(i), such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for such Preferred Stock, and shall give written notice by mail, postage prepaid, to the corporation at its principal corporate office, of the election to convert the same, and such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted. In the event of an automatic conversion pursuant to Section 3(a)(ii), the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holder of such shares and whether or not the certificates representing such shares are surrendered to the corporation or the transfer agent for such Preferred Stock; and the corporation shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the corporation or the transfer agent for such Preferred Stock as provided above, or the holder notifies the corporation or the transfer agent for such Preferred Stock that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the corporation to indemnify the corporation from any loss incurred by it in connection with such certificates. The corporation shall, as soon as practicable thereafter, issue and deliver to such address as the holder may direct, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled. If the conversion is in connection with a public offering of securities described in Section 3(a)(ii), the conversion shall be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, and the conversion shall not be deemed to have occurred until immediately prior to the closing of such sale of securities.

          (iv)  Status of Converted Stock.  In the event any shares of Preferred
                -------------------------
Stock shall be converted pursuant to this Section 3(a), the shares so converted shall be canceled and shall not be reissued by the corporation.

          (v)   Adjustment of Conversion Price of Preferred Stock.  The
                -------------------------------------------------
Conversion Prices shall be subject to adjustment from time to time as follows:

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               (A)  Adjustments for Subdivisions or Combinations of Class A
                    -------------------------------------------------------
Common Stock.  In the event the outstanding shares of Class A Common Stock shall
------------
be subdivided by stock split, stock dividend or otherwise, into a greater number of shares of Class A Common Stock, the Conversion Price of each series of Preferred Stock then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Class A Common Stock shall be combined or consolidated into a lesser number of shares of Class A Common Stock, the Conversion Price of each series of Preferred Stock then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

               (B)  Adjustments for Stock Dividends and Other Distributions.  In
                    -------------------------------------------------------
the event the corporation makes, or fixes a record date for the determination of holders of Class A Common Stock entitled to receive, any distribution (excluding repurchases of securities by the corporation not made on a pro rata basis) payable in property or in securities of the corporation other than shares of Class A Common Stock, and other than as otherwise adjusted for in this Section 3(a) or as provided for in Section 1 in connection with a dividend, then and in each such event the holders of Preferred Stock shall receive, at the time of such distribution, the amount of property or the number of securities of the corporation that they would have received had their Preferred Stock been converted into Class A Common Stock on the date of such event.

               (C)  Adjustments for Reorganizations, Reclassifications or
                    -----------------------------------------------------
Similar Events.  If the Class A Common Stock shall be changed into the same or a
--------------
different number of shares of any other class or classes of stock or other securities or property, whether by capital reorganization, reclassification or otherwise, then each share of Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Class A Common Stock of the corporation deliverable upon conversion of such shares of Preferred Stock shall have been entitled upon such reorganization, reclassification or other event.

               (D)  Adjustments for Diluting Issues.  In addition to the
                    -------------------------------
adjustment of the Conversion Prices provided above, the Conversion Price of the Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock, and the Series D Preferred Stock shall be subject to further adjustment from time to time as follows:

                    (1)  Special Definitions.
                         -------------------

                         (a)  "Options" shall mean rights, options or warrants
to subscribe for, purchase or otherwise acquire either Class A Common Stock or Convertible Securities.

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                         (b)  "Original Issue Date" shall mean the date on which
the first share of Series A Preferred Stock, Series B Preferred Stock or Series
C Preferred Stock, as applicable, was first issued.

                         (c)  "Convertible Securities" shall mean securities
convertible into or exchangeable for Class A Common Stock, either directly or indirectly (including without limitation Class B Common Stock).

                         (d)  "Additional Shares of Common Stock" shall mean all
shares of Class A Common Stock issued (or, pursuant to Section 3(a)(v)(D)(3), deemed to be issued) by the corporation after the Original Issue Date other than shares of Class A Common Stock issued (or, pursuant to Section 3(a)(v)(D)(3), deemed to be issued):

                              i)   upon conversion of shares of Preferred Stock;

                              ii)  to employees, consultants or directors
pursuant to stock options, stock grants, or stock purchase rights under the Company's 1998 Stock Option Plan approved by the Board of Directors, including without limitation upon the exercise of options outstanding as of the Original Issue Date, or any such options, grants or rights made outside of such plan to any person or group (provided that any such non-plan options, grants, or rights do not exceed 200,000 shares (as adjusted for stock splits and the like) per person or group of affiliated persons in one transaction or a series of related transactions);

                              iii) to equipment lessors, banks, financial
institutions or similar entities in transactions approved by the Board of Directors, the principal purpose of which is other than the raising of capital;

                              iv)  as a dividend or other distribution in
connection with which an adjustment to the Conversion Price is made pursuant to
Section 3(a)(v)(A), (B) or (C);

                              v)   in the corporation's Qualified Initial Public
Offering;

                              vi)  in a merger or acquisition that is approved
by the Board of Directors;

                              vii) pursuant to any transactions approved by the
Board of Directors primarily for the purpose of (A) joint ventures, technology licensing or research and development activities, (B) distribution or manufacture of the corporation's products or

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services, or (C) any other transactions involving corporate partners that are primarily for purposes other than raising capital; or

                              viii) if the holders of a majority of the then
outstanding shares of each series of Preferred Stock the Conversion Price of which may be subject to adjustment upon such issuance agree in writing that such shares shall not constitute Additional Shares of Common Stock.

                    (2)  No Adjustment of Conversion Price.  No adjustment in
                         ---------------------------------
the Conversion Price shall be made pursuant to Section 3(a)(v)(D)(4) unless the consideration per share for an Additional Share of Common Stock issued (or, pursuant to Section 3(a)(v)(D)(3), deemed to be issued) by the corporation is less than the Conversion Price in effect on the date of, and immediately prior to, such issue, and provided that any such adjustment shall not have the effect of increasing the Conversion Price to an amount which exceeds the Conversion Price existing immediately prior to such adjustment.

                    (3)  Deemed Issue of Additional Shares of Common Stock.
                         -------------------------------------------------
Except as otherwise provided in Section 3(a)(v)(D)(1) or 3(a)(v)(D)(2), in the event the corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of any holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Class A Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which additional shares of Class A Common Stock are deemed to be issued:

                         (a)  no further adjustment in the Conversion Price
shall be made upon the subsequent issue of Convertible Securities or shares of Class A Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                         (b)  if such Options or Convertible Securities by their
terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the corporation, or increase or decrease in the number of shares of Class A Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof or upon the occurrence of a record date with respect thereto, and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease;

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                         (c)  upon the expiration of any such Options or any
rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof or upon the occurrence of a record date with respect thereto, and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                              i)  in the case of Convertible Securities or
Options for Class A Common Stock, the only Additional Shares of Common Stock issued were shares of Class A Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the corporation upon such exercise, or for the issue of all such Convertible Securities, whether or not converted or exchanged, plus the additional consideration, if any, actually received by the corporation upon such conversion or exchange; and

                              ii) in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                         (d)  no readjustment pursuant to Section
3(a)(v)(D)(3)(b) or (c) above shall have the effect of increasing the Conversion Price to an amount which exceeds the Conversion Price existing immediately prior to the original adjustment with respect to the issuance of such Options or Convertible Securities, as adjusted for any Additional Shares of Common Stock issued (or, pursuant to Section 3(a)(v)(D)(3), deemed to be issued) between such original adjustment date and such readjustment date;

                         (e)  in the case of any Options which expire by their
terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options; and

                         (f)  in the case of any Option or Convertible Security
with respect to which the maximum number of shares of Common Stock issuable upon exercise or conversion or exchange thereof is not determinable, no adjustment to the Conversion Price shall be made until such number becomes determinable.

                    (4)  Adjustment of Conversion Price Upon Issuance of
                         -----------------------------------------------
Additional Shares of Common Stock.  Subject to the limitation set forth in
---------------------------------
Section 3(a)(v)(D)(2),
above, if Additional Shares of Common Stock are issued (or, pursuant to Section 3(a)(v)(D)(3), deemed to be issued) without consideration or for a consideration per share (computed on an as-converted to Class A Common Stock basis) less than a Conversion Price in effect on the date of, and immediately prior to, such issue (a "Dilutive Issue"), then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (x) the numerator of which shall be the number of shares of Class A Common Stock outstanding immediately prior to such issue plus the number of shares of Class A Common Stock which the aggregate consideration received by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and (y) the denominator of which shall be the number of shares of Class A Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purposes of this Section 3(a)(v)(D)(4), all shares of Class A Common Stock issuable upon exercise of outstanding Options, upon conversion of outstanding Convertible Securities and Preferred Stock, shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 3(a)(v)(D)(3), such Additional Shares of Common Stock shall be deemed to be outstanding.

                    (5)  Determination of Consideration.  For purposes of this
                         ------------------------------
Section 3(a)(v)(D), the consideration received by the corporation for any Additional Shares of Common Stock issued (or, pursuant to Section 3(a)(v)(D)(3), deemed to be issued) shall be computed as follows:

                         (a)  Cash and Property.  Such consideration shall:
                              -----------------

                              i)   insofar as it consists of cash, be computed
at the aggregate amount of cash received by the corporation after deducting any commissions paid by the corporation with respect to such issuance;

                              ii)  insofar as it consists of property other
than cash, be computed at the fair value thereof at the time of such issuance, as determined in good faith by the Board of Directors of the corporation; and

                              iii) if Additional Shares of Common Stock are
issued (or, pursuant to Section 3(a)(v)(D)(3), deemed to be issued) together with other shares or securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the corporation.

                         (b)  Options and Convertible Securities.  The
                              ----------------------------------
consideration received by the corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3(a)(v)(D)(3), relating to Options and Convertible Securities, shall be the sum of (x) the total amount, if any, received or receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus (y) the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

                         (vi) Certificate as to Adjustments.  Upon the
                              -----------------------------
occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 3(a), the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock to which such adjustment pertains a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Prices at the time in effect, and (iii) the number of shares of Class A Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's Preferred Stock.

                    (b)  Class B Common Stock.  The Class B Common Stock shall
                         --------------------
be convertible to Class A Common Stock as follows:

                         (i)  Election of Holder.  Each share of Class B Common
                              ------------------
Stock shall be convertible at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for such Class B Common Stock, into one (1) share of Class A Common Stock.

                         (ii) Mandatory Conversion upon Transfer of Shares.
                              --------------------------------------------
Upon the transfer or disposition of any share of Class B Common Stock to any person or entity other than an idealab! Related Party (as defined below) (or any voting rights therein to any person or entity other than (i) the corporation or
(ii) an idealab! Related Party), each such share of Class B Common Stock shall, upon such transfer, automatically be converted into one (1) share of Class A Common Stock. For purposes of the preceding sentence, a "transfer" shall be deemed to occur with respect to any shares held by an idealab! Related Party when such idealab! Related Party ceases to be an idealab! Related Party. Notwithstanding the foregoing, idealab! may, without effecting its automatic conversion to Class A Common Stock, pledge Class B Common Stock to nationally-recognized financial institutions (not affiliated with idealab! or an idealab! Related Party) as collateral in connection with bona fide lending transactions. For purposes hereof, "idealab! Related Party" shall mean (i) idealab! Holdings, L.L.C. ("idealab!"), (ii) Bill Gross' idealab!, Inc. ("BGIL"), (iii) any directly or indirectly wholly-owned subsidiary of BGIL (an "idealab! Sub"), (iv) idealab! Capital Management I LLC ("ICM1"), (v) idealab! Capital Management II LLC ("ICM2"), and (vi) any venture capital fund in which ICM1 or ICM2 is a general partner or managing member (an "ICM Fund"). idealab! shall cease to be an idealab! Related Party if and when it is no longer wholly-owned by BGIL. An idealab! Sub shall cease to be an idealab! Related Party if and when it is no longer wholly-owned (directly or indirectly) by BGIL. ICM1 shall cease to be an idealab! Related Party if and when neither idealab! nor BGIL serves as its managing member. ICM2 shall cease to be an idealab! Related Party if and when neither idealab! nor BGIL serves as its managing member. An ICM Fund shall cease to be an idealab! Related Party if and when (a) neither ICM1 nor ICM2 serves as general partner or managing member of such ICM Fund, or (b) neither idealab! nor BGIL serves as the managing member of such general partner or managing member; and

                              (iii)  Mandatory Conversion upon Failure to
                                     ------------------------------------
Maintain Minimum Ownership.  If and when the idealab! Related Parties
--------------------------
collectively cease to hold and have the right to direct the vote of at least 20% of the shares of outstanding capital stock of the corporation(assuming for these purposes that all shares of Class B Common Stock of the corporation have been converted into shares of Class A Common Stock of the corporation in accordance with the terms of this Restated Certificate of Incorporation), each outstanding share of Class B Common Stock shall automatically be converted into one (1) share of Class A Common Stock.

                              (iv)   Mechanics of Conversion.  Before any holder
                                     -----------------------
of Class B Common Stock shall be entitled to convert the same into shares of Class A Common Stock pursuant to this Section 3(b), such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for such Class B Common Stock, and shall give written notice by mail, postage prepaid, to the corporation at its principal corporate office, of the election to convert the same, and such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class B Common Stock to be converted. In the event of an automatic conversion pursuant to Section 3(b)(ii) or 3(b)(iii), the outstanding shares of Class B Common Stock shall be converted automatically without any further action by the holder of such shares and whether or not the certificates representing such shares are surrendered to the corporation or the transfer agent for such Class B Common Stock; and the corporation shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Class B Common Stock are either delivered to the corporation or the transfer agent for such Class B Common Stock as provided above, or the holder notifies the corporation or the transfer agent for such Class B Common Stock that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the corporation to indemnify the corporation from any loss incurred by it in connection with such certificates. The corporation shall, as soon as practicable thereafter, issue and deliver to such address as the holder may direct, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled.

                              (v)    Status of Converted Stock.  In the event
                                     -------------------------
any shares of Class B Common Stock shall be converted pursuant to this Section 3(b), the shares so converted shall be canceled and shall not be reissued by the corporation.

                              (v)  Adjustment of Conversion of Class B Common
                                   ------------------------------------------
Stock.  The conversion of the Class B Common Stock into Class A Common Stock
-----
pursuant to this Section 3(b) shall be subject to adjustment from time to time as follows:

                                   (A)  Adjustments for Subdivisions or
                                        -------------------------------
Combinations of Class A Common Stock.  In the event the outstanding shares of
------------------------------------
Class A Common Stock shall be subdivided by stock split, stock dividend or otherwise (but not including a distribution or exercise of rights to acquire Class A Common Stock), into a greater number of shares of Class A Common Stock, the number of shares of Class A Common Stock into which each share of Class B Common Stock is convertible shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Class A Common Stock shall be combined or consolidated into a lesser number of shares of Class A Common Stock, the number of shares of Class A Common Stock into which each share of Class B Common Stock is convertible shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                                   (B)  Adjustments for Reorganizations,
                                        --------------------------------
Reclassifications or Similar Events.  If the Class A Common Stock shall be
-----------------------------------
changed into the same or a different number of shares of any other class or classes of stock or other securities or property, whether by capital reorganization, reclassification or otherwise, then each share of Class B Common Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Class A Common Stock of the corporation deliverable upon conversion of such shares of Class B Common Stock shall have been entitled upon such reorganization, reclassification or other event.


     Section 4.  Voting.
     ----------  ------

          (a)  General.  Except as otherwise required by law or as otherwise
               -------
set forth herein, (i) each holder of Class A Common Stock shall be entitled to vote one (1) vote for each share of Class A Common Stock held as of the applicable date on any matter that is submitted to a vote or to the consent of the stockholders of the corporation, (ii) each holder of Class B Common Stock shall be entitled to vote that number of votes that equals twenty (20) multiplied by the number of shares of Class A Common Stock into which each share of Class B Common Stock is then currently convertible under Section 3(b) of this Restated Certificate of Incorporation, for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or to the consent of the stockholders of the corporation, and (iii) each holder of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Series A Common Stock into which the shares of Preferred Stock so held could be converted as of the applicable date on any matter that is submitted to a vote or to the consent of the stockholders of the corporation. Except as required by law or as otherwise set forth herein (including without limitation
Section 4(b)), all shares of all series of Preferred Stock and all shares of both classes of Common Stock shall vote together as a single class. Fractional votes by the holders of Preferred Stock shall not, however, be permitted, and any fractional voting rights shall (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) be rounded down to the nearest whole number.

     (b)  Election of Directors.
          ---------------------

          (i) The authorized number of directors of the corporation shall be set forth in the Bylaws of the corporation and may be increased or decreased by an amendment to such Bylaws in accordance with their provisions. The Board of Directors shall at all times be comprised of no fewer than three (3) directors. For so long as at least 50% of the authorized number of shares of Series A Preferred Stock remain outstanding (as adjusted for recapitalizations, stock combinations, stock dividends, stock splits and the like) and are held by the original holders, the holders of shares of Series A Preferred Stock, voting separately as a class, shall be entitled to elect one (1) director of the corporation at each annual election of directors (and to fill any vacancies with respect thereto). For so long as at least 50% of the authorized number of shares of Series B Preferred Stock remain outstanding (as adjusted for recapitalizations, stock combinations, stock dividends, stock splits and the like) and are held by the original holders, the holders of Series B Preferred Stock, voting separately as a class, shall be entitled to elect one (1) director of the corporation at each annual election of directors (and to fill any vacancies with respect thereto). For so long as at least 50% of the authorized number of shares of Series C Preferred Stock remain outstanding (as adjusted for recapitalizations, stock combinations, stock dividends, stock splits and the like) and are held by the original holders, the holders of Series C Preferred Stock, voting separately as a class, shall be entitled to elect one (1) director of the corporation at each annual election of directors (and to fill any vacancies with respect thereto).

          (ii) For so long as at least 50% of the authorized number of shares of Series D Preferred Stock remain outstanding (as adjusted for recapitalizations, stock combinations, stock dividends, stock splits and the like) and are held by the original holders, the holders of Series D Preferred Stock, voting separately as a class, shall be entitled to elect one (1) director of the corporation at each annual election of directors (and to fill any vacancies with respect thereto). For so long as the idealab! Related Parties collectively hold shares of capital stock of the corporation entitling them to direct in excess of 50% of the votes of the outstanding capital stock of the corporation and prior to the closing of a Qualified Initial Public Offering, (i) the holders of Class A Common Stock and Preferred Stock, together as a single class, shall be entitled to elect that number of directors which, when aggregated with any directors separately elected by the individual classes of the Preferred Stock, equals one
(1) less than a majority of the of the Board of Directors, and (ii) the holders of Class B Common Stock shall be entitled to elect a majority of the Board of Directors, in each case at each annual election of directors (and to fill any vacancies with respect thereto). Subsequent to the closing of a Qualified Initial Public Offering and except as set forth in the following sentence, the holders of the Class A Common Stock and the Class B Common Stock voting together as a single class, shall be entitled, at each annual election of directors (and to fill any vacancies with respect thereto), to elect all of directors of the corporation. Notwithstanding the preceding sentence, subsequent to the closing of a Qualified Initial Public Offering, the holders of the Class B Common Stock shall be entitled, at each annual election of directors (and to fill any vacancies with respect thereto), to elect that number of directors (rounded to the nearest director and rounded up in the event that such number is exactly between two whole numbers) which equals the total number of members of the Board of Directors of the corporation multiplied by a fraction the numerator of which is the total number of votes which may be cast in the election of members of the Board of Directors of the corporation on account of shares of Class B Common Stock if all shares of Class B Common Stock are present and voted and the denominator of which is the total number of votes which may be cast in the election of members of the Board of Directors of the corporation if all securities (including Class B Common Stock) entitled to vote in the election of such directors are present and voted. So long as any shares of Class B Common Stock are outstanding, the holders of the Class B Common Stock at each annual election of directors (and to fill any vacancies with respect thereto), shall be entitled to elect no fewer than one member of the Board of Directors of the corporation.

          (c)  Approval of Change in Control Transactions.  The corporation
               ------------------------------------------
shall not, without first obtaining the approval of the holders of (i) not less than a majority of the total number of votes of the Class A Common Stock and the Class B Common Stock then outstanding, voting together as a single class, and
(ii) not less than a majority of the total number of votes of the Class A Common Stock then outstanding, consummate a Change in Control (as defined below). "Change in Control" shall mean any of the following: (i) a merger, consolidation or other business combination or transaction to which the corporation is a party which results in the holders of Class A Common Stock (assuming for purposes of the clause (i) that all shares of Class B Common Stock have been converted into shares of Class A Common Stock in accordance with the terms of this Restated Certificate of Incorporation) of the corporation immediately prior to the effective date of such merger, consolidation or other business combination or transaction, as a result of such share ownership and such transaction, having beneficial ownership (as defined in Rule 13d-3 of the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended) following such merger, consolidation or other business combination or transaction of voting securities representing less than 50% of the total number of votes which may be cast in the election of members of the Board of Directors of the surviving or resulting corporation (or any parent entity thereof), if all securities entitled to vote in the election of such directors are present and voted; (ii) a sale of all or substantially all the assets of the corporation; or
(iii) a liquidation or dissolution of the corporation.

          (d)  Approval by Preferred Stock.  The corporation shall not, without
               ---------------------------
first obtaining the approval of the holders of not less than a majority of the total number of shares of the Preferred Stock then outstanding, voting as a single class on an as-converted-to-Class A Common Stock basis, effect a Change in Control; provided, however, that the provisions of this Section 4(d) shall not apply to any series of Preferred Stock if such merger, consolidation, sale of assets, liquidation or dissolution provides for aggregate per share consideration to each holder of such series of Preferred Stock of at least three times the Original Issue Price for such series of Preferred Stock (as adjusted for recapitalizations, stock combinations, stock dividends, stock splits and the like).

          (e)  Approval by Series A Preferred Stock.  The corporation shall not,
               ------------------------------------
without first obtaining the approval of the holders of not less than a majority of the total number of shares of the Series A Preferred Stock then outstanding:

               (i) authorize, create or issue shares of any class or series of stock having any preference or priority superior to, or on a parity with, any preference or priority of the Series A Preferred Stock;

               (ii) take any action resulting in the repurchase or redemption of shares of Common Stock of the corporation, except as set forth in Section 5 hereof;

               (iii) amend or repeal any provision of, or add any provision to, the corporation's Certificate of Incorporation if such action would adversely alter or change the rights, preferences, privileges, or restrictions of the Series A Preferred Stock;

               (iv) increase the size of the Board of Directors to more than ten (10) members;

               (v) increase the number of authorized shares of Series A Preferred Stock; or

               (vi)  pay any dividends on its Common Stock.

          (f)  Approval by Series B Preferred Stock.  The corporation shall not,
               ------------------------------------
without first obtaining the approval of the holders of not less than a majority of the total number of shares of the Series B Preferred Stock then outstanding:

               (i) authorize, create or issue shares of any class or series of stock having any preference or priority superior to, or on a parity with, any preference or priority of the Series B Preferred Stock;

               (ii) take any action resulting in the repurchase or redemption of shares of Common Stock of the corporation, except as set forth in Section 5 hereof;

               (iii) amend or repeal any provision of, or add any provision to, the corporation's Certificate of Incorporation if such action would adversely alter or change the rights, preferences, privileges, or restrictions of the Series B Preferred Stock;

               (iv) increase the number of authorized shares of Series B Preferred Stock; or

               (v)   pay any dividends on its Common Stock.

          (g)  Approval by Series C Preferred Stock.  The corporation shall not,
               -------------------------------------
without first obtaining the approval of the holders of not less than a majority of the total number of shares of the Series C Preferred Stock then outstanding:

               (i) authorize, create or issue shares of any class or series of stock having any preference or priority superior to, or on a parity with, any preference or priority of the Series C Preferred Stock;

               (ii) take any action resulting in the repurchase or redemption of shares of Common Stock of the corporation, except as set forth in Section 5 hereof;

               (iii) amend or repeal any provision of, or add any provision to, the corporation's Certificate of Incorporation if such action would adversely alter or change the rights, preferences, privileges, or restrictions of the Series C Preferred Stock;

               (iv) increase the size of the Board of Directors to more than ten (10) directors;

               (v) increase the number of authorized shares of Series C Preferred Stock; or

               (vi)  pay any dividends on its Common Stock.

          (h)  Approval by Series D Preferred Stock.  The corporation shall not,
               ------------------------------------
without first obtaining the approval of the holders of not less than a majority of the total number of shares of the Series D Preferred Stock then outstanding:

               (i) authorize, create or issue shares of any class or series of stock having any preference or priority superior to, or on a parity with, any preference or priority of the Series D Preferred Stock;

               (ii) take any action resulting in the repurchase or redemption of shares of Common Stock of the corporation, except as set forth in Section 5 hereof;

               (iii) amend or repeal any provision of, or add any provision to, the corporation's Certificate of Incorporation if such action would adversely alter or change the rights, preferences, privileges, or restrictions of the Series D Preferred Stock;

               (iv) increase the size of the Board of Directors to more than ten (10) directors;

               (v) increase the number of authorized shares of Series D Preferred Stock; or

               (vi)  pay any dividends on its Common Stock.

    Section 5.  Reclassification.  Immediately upon the filing of this Restated
    ---------   ----------------
Certificate of Incorporation in the Office of the Secretary of State of the State of Delaware (the "Effective Time"), each share of Common Stock, par value $0.001 per share (the "Old Common Stock"), outstanding immediately prior to the Effective Time, and each share of Old Common Stock which immediately prior to the Effective Time is held by the corporation as treasury stock, automatically and without any action on the part of the holder thereof shall be reclassified as and converted into one (1) share of Class A Common Stock. Each holder of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Old Common Stock (the "Old Certificates") will be entitled to receive, upon surrender of such Old Certificates to the corporation for cancellation, a certificate or certificates (the "New Certificate," whether one or more) representing the number of shares of Class A Common Stock into which and for which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall represent only a right to receive New Certificates pursuant to the provisions hereof.

    Section 6.  Consent to Distributions.  Each holder of Preferred Stock shall
    ----------  ------------------------
be deemed to have consented, for purposes of Sections 502, 503 and 506 of the California Corporations Code and Sections 1 and 2 of this Article Four, to distributions made by the corporation in connection with the repurchase of shares of Common Stock from employees, officers, directors or consultants of the corporation in connection with the termination of their employment or services pursuant to agreements or arrangements approved by the Board of Directors of the corporation.

    Section 7.  Reacquired Shares.  Any shares of Preferred Stock purchased or
    ----------  -----------------
otherwise acquired by the corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

    Section 8.  Waiver of Rights, Preferences or Privileges.  Any right,
    ----------  -------------------------------------------
preference or privilege of the Preferred Stock may be waived by a majority of the outstanding shares of each series of Preferred Stock voting on an as converted to Class A Common Stock basis, and such waiver shall be binding on all holders of Preferred Stock.

    FIVE.  The corporation is to have perpetual existence.

    SIX.   Except as set forth in Article Four, Section 4(b) hereof, the number of directors which constitute the whole Board of the corporation shall be as specified in the Bylaws of the corporation.

    SEVEN. In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter, amend or repeal the Bylaws of the corporation.

    EIGHT. Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the corporation shall so provide.

    NINE. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the corporation may provide. The books of the corporation may be kept outside of the State of Delaware at such place or places as may be designated from time to time by the board of directors of the corporation or in the Bylaws of the corporation.

    TEN.

         (a)  Limitation of Director's Liability.  To the fullest extent not
              ----------------------------------
prohibited by the General Corporation Law of Delaware as the same exists or as it may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for conduct as a director.

         (b)  Indemnification of Corporate Agents.  The corporation may
              -----------------------------------
indemnify to the fullest extent not prohibited by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, such person's testator or intestate is or was a director, officer, employee benefit plan fiduciary, agent or employee of the corporation or any predecessor of the corporation or serves or served at the request of the corporation or any predecessor of the corporation as a director, officer, agent, employee benefit plan fiduciary or employee of another corporation, partnership, limited liability company, joint venture, trust or other entity or enterprise.

         (c)  Repeal or Modification.  Neither any amendment or repeal of this
              ----------------------
Article Ten, nor the adoption of any provision of the corporation's Certificate of Incorporation inconsistent with this Article Ten, shall eliminate or reduce the effect of this Article Ten, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article Ten, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision."

     4. The foregoing amendment and restatement of the Certificate of Incorporation has been duly approved by the Board of Directors of the corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law.

     5. The foregoing amendment and restatement of the Certificate of Incorporation has been duly approved by the written consent of the stockholders in accordance with Sections 228 and 245 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the corporation has caused this Restated Certificate of Incorporation to be signed by Robert Brisco, its President and Chief Executive Officer, this 12th day of May, 2000.




                                    CARSDIRECT.COM, INC.

                                    /s/ Robert N. Brisco
                                    ------------------------------------------
                                    Robert Brisco
                                    President and Chief Executive Officer